UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2011

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Copies to
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone: (212) 981-6767
Fax: (212) 930-9725
Email: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Item 3.02.    Unregistered Sales of Equity Securities.

On January 15, 2011, Sino Green Land Corporation (the “Company”) sold a total of 13,000,000 shares of common stock to a number of investors at $0.20 per share, for total gross proceeds of $2,600,000 pursuant to certain common stock purchase agreements dated as of January 15, 2011.

In connection with the sales of common stock, the Company paid or is to pay commissions of $182,000 to Jirong Wu and $52,000 to Hickey Freihofner Capital.

The issuance of the shares was made in reliance on the exemption from registration provided by Regulation S of the Securities Act as an offshore transaction involving non-U.S. persons.  The Company made this determination based on the representations of the investor that such investor was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such investor was acquiring the Company’s common stock, for investment purposes that the investor understood that the shares of the Company’s common stock may not be sold or otherwise disposed of without registration under the Securities Act of 1933 or an applicable exemption therefrom..  The certificates for the common stock bear a restricted stock legend, and the Company’s transfer agent has been instructed to place a stop transfer order against any sale not in compliance with the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Form of Common Stock Purchase Agreement, by and between the Company and certain investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION By: /s/ Xiong Luo Name: Xiong Luo Title: Chief Executive Officer
Date: January 18, 2011